UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: August 2, 2007

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On August 2, 2007, the Company authorized the delivery to Anthony Newby and Brooke Newby, as members of Newby Salons, L.L.C., of Sixty Thousand (60,000) shares of the Corporation’s series C Preferred Stock, 30,000 shares each to the named persons.  The issuance represents the required payment pursuant to the July 31, 2007 Stock Exchange Agreement between the Newbys and the Company.  The contract provides for the delivery of a total of 60,000 shares of the series C Preferred Stock to the Newbys in exchange for transfer of 100% ownership in Newby Salons L.L.C..  The transaction was handled as a private sale to an accredited investor, exempt from registration under Section 4(6) of the Securities Act of 1993.

ITEM 8.01  OTHER EVENTS

On July 31, 2007, Nexia Holdings, Inc. (ACompany@) executed an agreement with Anthony Newby and Brooke Newby (Newbys) to acquire the Newbys 100% ownership interest in Newby Salons L.L.C., a Utah limited liability company.   In exchange for their 100% ownership interest in Newby Salons L.L.C. the Newbys will receive 60,000 shares of Nexia’s Class C Preferred stock.  The purchase is deemed to be closed as of the 1st day of August, 2007.

Newby Salons L.L.C, is the operator of the Reflections Hair & Image Studio located at 3379 South Orchard Drive, Bountiful, Utah 84010.  This salon features the Aveda™ line of products.  During the first five months of 2007 the Reflections Studio has reported unaudited gross revenues of $111,993.35.  The assets and inventory interests acquired by the Company will be consolidated into Nexia’s balance sheet as of the date of closing.

ITEM 9.01  Financial Statements and Exhibits

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT                PAGE
NO.                           NO.              DESCRIPTION

2 (i)                             3                  Stock Exchange Agreement, dated July 31, 2007 between Nexia Holdings, Inc. and Anthony Newby and Brooke Newby.

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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Date: August 8, 2007	By:	/s/ Richard Surber
Richard Surber
President

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